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                                                                      EXHIBIT 99
NEWS RELEASE

[LOGO] FOX ENTERTAINMENT GROUP

FOR IMMEDIATE RELEASE
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Contact:
Jim Platt, 212-852-7083


                            Fox Elects Laura Tyson,
                          Christos Cotsakos To Board
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  Former Clinton economic chief, E*TRADE chairman and CEO are first outside directors
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New York, NY (May 20, 1999) -- Fox Entertainment Group, Inc. (NYSE:FOX) today announced the election to its Board of Directors of Mr. Christos M. Cotsakos, the Chairman and Chief Executive Officer of E*TRADE, and Dr. Laura D'Andrea Tyson, the Dean of the Haas School of Business and former National Economic Adviser to President Clinton.

        In announcing their election, Fox President and Chief Operating Officer Peter Chernin said: "We're delighted to add the wise counsel of two people so prominent in their respective fields. With the addition of Mr. Cotsakos and Dr. Tyson, we gain enormous expertise in new media, e-commerce, marketing and economics. Dr. Tyson comes to us with an extraordinary academic background in business and technology, as well as years of experience in national and international economics at the highest levels of government. We look forward to relying on her insights and experience as we push ahead with our ambitious agenda."

        Mr. Chernin continued: "Mr. Cotsakos has been a pioneer in the field of online trading and financial services, building E*TRADE into a true Internet success story. His expertise will neatly complement the Fox strategy of identifying and exploiting opportunities particularly in the new media world."

        Dr. Tyson, 51, was appointed Dean of the Haas School of Business at the University of California at Berkeley last June. Previously, she had been National Economic Adviser to President Clinton from February, 1996, to December, 1996. In 1993, Dr. Tyson was the first woman to be appointed chair of the White House Council of Economic Advisers. Prior to joining the Clinton Administration, Dr. Tyson was Professor of Economics at the University of California at Berkeley and was widely considered one of the nation's leading economists applying economic theory to the analysis and solution of real-world policy problems.

        Mr. Cotsakos, 50, joined E*TRADE as President and CEO in 1996 and became the group's Chairman in January, 1999. Under his leadership, E*TRADE has become a dominant force in the rapidly expanding industry of online trading and financial services.


                                   - MORE -

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NEWS RELEASE

[GRAPHIC] FOX ENTERTAINMENT GROUP


E*TRADE currently has a market value exceeding $13 billion. Before joining E*TRADE, Mr. Cotsakos was President and Co-Chief Executive Officer of AC Nielsen, the world's largest market researcher and the leading monitor of television audiences in the United States. Previously, he spent 19 years in senior management positions at Federal Express.

        The election of Mr. Cotsakos and Dr. Tyson increases the number of Fox board members to seven. The new members join Mr. Rupert Murdoch, Chairman and Chief Executive Officer; Mr. Peter Chernin, President and Chief Operating Officer; Mr. Chase Carey, Co Chief Operating Officer; Mr. David DeVoe, Chief Financial Officer; and Mr. Arthur Siskind, Senior Executive Vice-President and Group General Counsel.

        Fox Entertainment Group, Inc. (NYSE:FOX) is principally engaged in the development, production and worldwide distribution of feature films and television programs, television broadcasting and cable network programming with total assets as of December 31, 1998 of approximately US$14.1 billion and total annual revenues of approximately US$7 billion. The Company's studios, production facilities and film and television library provide high-quality, creative content, and the Company's broadcasting and cable networks provide extensive distribution platforms for the Company's programs.

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     1211 AVENUE OF THE AMERICAS . NEW YORK, NEW YORK 10036 . newscorp.com